CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-85012, 333-62013, 33-61111, 333-41376, and 333-43486) of Churchill Downs of our report dated February 11, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Louisville, Kentucky
March 14, 2002

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